                                                                    EXHIBIT 99.3

AUDITED FINANCIAL STATEMENTS AND
SUPPLEMENTAL SCHEDULES

KeyCorp 401(k) Savings Plan

Years ended December 31, 2002 and 2001
with Report of Independent Auditors







PLAN SPONSOR AND ADMINISTRATOR
KeyCorp
127 Public Square
Cleveland, Ohio 44114-1306
(216) 689-3000

                           KeyCorp 401(k) Savings Plan

             Audited Financial Statements and Supplemental Schedules


                     Years ended December 31, 2002 and 2001


                                    CONTENTS

Report of Independent Auditors....................................................................................1

Audited Financial Statements

Statements of Net Assets Available for Benefits...................................................................2
Statements of Changes in Net Assets Available for Benefits........................................................3
Notes to Financial Statements.....................................................................................4

Supplemental Schedules

Schedule H, Line 4(i)--Schedule of Assets (Held at End of Year)...................................................12
Schedule H, Line 4(j)--Schedule of Reportable Transactions........................................................14

                         Report of Independent Auditors

Compensation and Organization Committee
KeyCorp

We have audited the accompanying statements of net assets available for benefits of the KeyCorp 401(k) Savings Plan as of December 31, 2002 and 2001, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the KeyCorp 401(k) Savings Plan at December 31, 2002 and 2001, and the changes in its net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets (held at end of year) as of December 31, 2002, and reportable transactions for the year then ended, are presented for purpose of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.


                                     /s/ Ernst & Young LLP

Cleveland, Ohio
June 23, 2003

                           KeyCorp 401(k) Savings Plan

                 Statements of Net Assets Available for Benefits



                                                                                     DECEMBER 31
                                                                              2002                   2001
                                                                    -----------------------------------------------
ASSETS
Investments, at fair value:
    KeyCorp common stock (cost $456,419,980 and
        $443,653,450, at 2002 and 2001, respectively)                $   706,790,561         $   688,345,447
    Interest in mutual funds and collective trusts
        (cost $716,709,782 and $692,477,529 at
         2002 and 2001, respectively)                                    564,700,760             611,511,691
    Loans to participants                                                 33,546,568              31,371,559
                                                                    -----------------------------------------------
Total investments                                                      1,305,037,889           1,331,228,697

Receivables:
    Contributions:
        Employer                                                           1,587,080               1,528,809
        Participants                                                       2,101,977               1,825,986
    Interest and dividends                                                   193,823                 299,893
    Other                                                                    417,838                 525,421
                                                                    -----------------------------------------------
Total receivables                                                          4,300,718               4,180,109
                                                                    -----------------------------------------------
Total assets                                                           1,309,338,607           1,335,408,806

LIABILITIES
Other liabilities                                                          2,336,182               2,484,147
                                                                    -----------------------------------------------
Total liabilities                                                          2,336,182               2,484,147
                                                                    -----------------------------------------------
Net assets available for benefits                                    $ 1,307,002,425         $ 1,332,924,659
                                                                    ===============================================


See notes to financial statements.

                           KeyCorp 401(k) Savings Plan

           Statements of Changes in Net Assets Available for Benefits



                                                                            YEARS ENDED DECEMBER 31
                                                                        2002                     2001
                                                                ---------------------------------------------------
ADDITIONS TO PLAN ASSETS ATTRIBUTED TO
Investment income:
    Common stock dividends                                       $    33,342,841          $    33,911,289
    Net investment income from mutual
        funds and collective trusts                                    9,487,097               37,550,441
    Interest on participant loans                                      2,473,794                2,614,129
                                                                ---------------------------------------------------
                                                                      45,303,732               74,075,859
Contributions:
    Employer                                                          50,984,418               40,047,641
    Participants                                                      69,877,906               59,508,987
                                                                ---------------------------------------------------
                                                                     120,862,324               99,556,628
                                                                ---------------------------------------------------
Total additions                                                      166,166,056              173,632,487

DEDUCTIONS FROM PLAN ASSETS ATTRIBUTED TO
Net realized loss and unrealized depreciation                         69,127,061              176,000,221
Participant withdrawals                                              122,704,134              137,077,262
Interest expense                                                               -                  590,116
Administrative and other expenses                                        257,095                  489,800
                                                                ---------------------------------------------------
Total deductions                                                     192,088,290              314,157,399
                                                                ---------------------------------------------------
Net decrease in net assets                                           (25,922,234)            (140,524,912)
Net assets available for benefits:
    Beginning of year                                              1,332,924,659            1,473,449,571
                                                                ---------------------------------------------------
    End of year                                                  $ 1,307,002,425          $ 1,332,924,659
                                                                ===================================================


See notes to financial statements.

                           KeyCorp 401(k) Savings Plan

                          Notes to Financial Statements

                     Years ended December 31, 2002 and 2001


1. DESCRIPTION OF THE PLAN

The KeyCorp 401(k) Savings Plan (Plan) is comprised of a profit sharing plan with a cash or deferred arrangement, as authorized under Section 401(k) of the Internal Revenue Code of 1986, as amended (Code), and an employee stock ownership plan (ESOP), as authorized under the provisions of Section 4975(e)(7) of the Code. The following description of the Plan reflects the provisions of the Plan as of December 31, 2002.

The portion of the Plan that is attributable to Participant Contributions invested in the Plan's various investment funds (other than the Plan's KeyCorp Common Stock Fund) constitutes a profit sharing plan. The portion of the plan that is attributable to Participant Contributions, Employer Contributions, Profit Sharing Contributions, After-Tax Contributions, and Rollover Contributions invested primarily in KeyCorp common shares constitutes an ESOP. The Plan is intended to be qualified under Section 401(a) of the Code and the provisions of Titles I, II, and III of the Employee Retirement Income Retirement Act of 1974, as amended (ERISA).

All regular full-time and part-time employees of KeyCorp and its participating subsidiaries (Employer) are eligible to participate in the Plan as of their first day of employment with an Employer. Seasonal and on-call employees are required to complete 1,000 hours of service prior to becoming eligible to participate in the Plan.

Participants are permitted to contribute from 1% to 16% of their compensation on a pre-tax basis to the Plan. "Compensation" for Plan purposes generally means the participant's regular earnings, including any overtime, bonuses, and incentive compensation that is paid to the Participant during the Plan Year. Participants are permitted to direct the investment of their Participant Contributions to any of the Plan's several investment funds. KeyCorp "matches" up to the first 6% of the Participant's Contributions to the Plan. KeyCorp Matching Contributions are invested in the KeyCorp Common Stock fund and are not subject to Participant investment direction until the Participant is fully vested in such Matching Contributions and the Participant attains age 55. Full vesting under the Plan occurs after the Participant's completion of three years of vesting service.

In addition, in years of favorable corporate performance, KeyCorp may contribute to the Plan a profit sharing contribution in such amount as determined by the Board of Directors.

                           KeyCorp 401(k) Savings Plan

1. DESCRIPTION OF PLAN (CONTINUED)

Dividends paid on those KeyCorp common shares maintained in the ESOP, at the Participant's election, automatically may be reinvested in the Plan's Common Stock Fund or paid directly to the Participant. In 2002 and 2001, $9,500,727 and $5,807,832, respectively, of dividends were paid directly to Participants in connections with this election and are reflected in the Statement of Changes in Net Assets Available for Benefits as participant withdrawals. Dividends paid in 2002 also included a one time retroactive dividend distribution election of $1,310,935 as authorized under the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001. For the 2002 Plan year, the Plan utilized the safe harbor provisions of Section 401(k)(12) of the Code which permits the Plan to automatically satisfy certain nondiscrimination requirements of the Code without undergoing the necessity of discrimination testing.

The Plan includes a Loan Program, which enables Plan Participants to borrow their vested Plan funds without incurring a taxable distribution from the Plan. Loans are available to Participants on a uniform and nondiscriminatory basis and are limited to a maximum loan amount of 50% of the Particiapnt's vested Plan interest up to a maximum of $50,000.

Distribution of Participant Contributions and Matching Contributions are subject to the distribution limitations outlined in Section 401(k) of the Code (i.e., attainment of age 59 1/2, separation from service, retirement, death or disability (subject to special grandfathered distribution provisions)). Upon termination, Participants may receive a distribution of their vested Plan balance in cash, or may elect to have their interest in the KeyCorp Stock Fund distributed in common stock of KeyCorp. Participants may leave their balance in the Plan if the balance is greater than $1,000 ($5,000 for the 2001 Plan year). Upon retirement, Participants may elect to receive their Plan distribution as a lump sum payment or as a monthly installment payment.

Under the terms of the Plan, forfeited nonvested participant amounts may be used to pay Plan administrative expenses and to offset Employer Contributions to the Plan. At December 31, 2002, the Plan's investments included $3,332,217 of Plan forfeitures, of which $1,587,079 of Plan forfeitures was specifically identified to offset Employer Contributions to the Plan. At December 31, 2001, the Plan's investments included $2,421,376 of Plan forfeitures, of which no amount of Plan forfeitures were specifically identified to offset Employer Contributions to the Plan.

KeyCorp maintains the right to amend and/or terminate the Plan at any time and for any reason including but not limited to changes in applicable law. In the event that the Plan is terminated, the assets of the Plan will be distributed to the Participants based on the amounts in their respective accounts.

                           KeyCorp 401(k) Savings Plan

2. SIGNIFICANT ACCOUNTING POLICIES

The accounting records of the Plan are maintained on the accrual basis.

Investments are stated at aggregate fair value which is determined based on the closing price reported on the last business day of the Plan year as follows:

   KeyCorp Common Stock--Closing market price as quoted on the New York Stock Exchange as of December 31, 2002 and 2001.

   Mutual Funds--Closing price as quoted per the Wall Street Journal as of December 31, 2002 and 2001.

   Collective Trust Funds--Market values of units held in collective trust funds are determined daily by the trustee of the funds based on reported redemption values.

   Loans--In the opinion of the Plan Administrator, the outstanding balance approximates fair value.

The change in the difference between fair value and the cost of investments is reflected in the statements of changes in net assets available for benefits as a component of either (1) net realized gain and unrealized appreciation, or (2) net realized loss and unrealized depreciation.

Purchases and sales of securities are reflected on a trade-date basis. Gains or losses on sale of KeyCorp Common Stock are based on the specific cost of investments sold. Gains or losses on sales of mutual funds and collective trust funds are based on the average cost per share or per unit at the time of the sale.

Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on the accrual basis.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                           KeyCorp 401(k) Savings Plan

3. PLAN AMENDMENTS

As of June 1, 2001, the Plan was amended to provide Plan Participants with the option of electing to receive those dividends paid on shares maintained in the ESOP as either a cash payment or as a direct reinvestment into the KeyCorp Common Stock Fund, and to expand the ESOP to include Participant Pre-tax Contributions, After-Tax Contributions, and Rollover Contributions that the Participant has elected to invest in the KeyCorp Common Stock Fund. As of January 1, 2002, the Plan was amended to provide KeyCorp with the option of utilizing the safe harbor provisions of Section 401(k)(12) of the Code (Safe Harbor Provision), to increase Participant Contribution limits to up to 16% of compensation in Plan years in which the Safe Harbor Provision is utilized, and to make certain other changes in accordance with the provisions of the Economic Growth and Tax Relief Reconciliation Act, or as deemed desirable by KeyCorp.

4. INVESTMENTS

For the periods presented, State Street Bank and Trust Company served as Plan Trustee of the ESOP. KeyBank National Association (KeyBank) served as Plan Trustee of the profit sharing component of the Plan. KeyBank is an affiliate of KeyCorp.

Upon enrollment, Participants are required to direct the investment of their Pre-Tax Contributions into any of the various Plan investment funds. Investments must be made in 5% increments. The Plan maintains sixteen investment funds, which include the KeyCorp Stock Fund, the Value Fund, the Balanced Fund, the Money Market Fund, the Intermediate Income Fund, the Stock Index Fund, the Special Value Fund, the Convertible Securities Fund, the Growth Fund, the Small Company Opportunity Fund, the International Growth Fund, the AIM Constellation Fund, the Growth Fund of America, the Janus Advisor Worldwide Fund, the Diversified Stock Fund and the Pimco Long-Term U.S. Government Fund. With the exception of KeyCorp's Employer Matching Contributions that are not subject to investment diversification, Participants may reallocate their Plan funds between the Plan's various investment funds on a daily basis. Victory Capital Management, Inc. serves as the investment advisor to the Plan's various investment funds offered under the Savings Plan (other than the KeyCorp Stock Fund, the AIM Constellation Fund, the Growth Fund of America, the Janus Advisor Worldwide Fund, and the Pimco Long-Term U.S. Government Fund). Victory Capital Management, Inc. is an affiliate of KeyCorp.

                           KeyCorp 401(k) Savings Plan

4. INVESTMENTS (CONTINUED)

During the years ended December 31, 2002 and 2001, Plan's investments (including realized gains and losses on investments held for any portion of the Plan year) depreciated in fair market value $69,127,061 and $176,000,221, respectively as follows:


                                                                      2002                 2001
                                                               -----------------------------------------------
Net (depreciation) appreciation in fair value during year:
     Fair value as determined by quoted market price:
         KeyCorp Stock Fund                                    $      22,637,122       $(105,767,466)
         Value Fund                                                  (44,589,756)        (40,916,385)
         Balanced Fund                                                (8,296,545)         (8,346,403)
         Intermediate Income Fund                                      1,873,384           1,260,283
         Stock Index Fund                                            (15,483,981)        (10,516,750)
         Special Value Fund                                           (4,598,907)         (1,767,484)
         Convertible Securities Fund                                    (810,228)           (476,650)
         Growth Fund                                                  (5,775,599)         (3,869,030)
         Small Company Opportunity Fund                               (1,444,955)         (1,901,370)
         International Growth Fund                                    (1,392,385)         (2,702,563)
         AIM Constellation Fund                                         (677,865)              9,527
         Growth Fund of America                                       (3,349,863)             (9,233)
         Janus Advisor Worldwide Fund                                   (939,746)            (11,432)
         Diversified Stock Fund                                       (6,867,698)           (450,021)
         Pimco Long-Term US Government Fund                              589,961            (535,244)
                                                            -----------------------------------------------
                                                               $     (69,127,061)      $(176,000,221)
                                                            ===============================================

                           KeyCorp 401(k) Savings Plan

4. INVESTMENTS (CONTINUED)

The fair value of investments that represent 5% or more of the Plan's net assets at December 31, 2002 and 2001, are as follows:

                                                                              2002                 2001
                                                                      -------------------------------------------
     KeyCorp Common Stock* **                                         $     706,790,561    $     688,345,447
     Victory Value Fund**                                                   135,254,954          203,549,219
     Victory Institutional Money Market Fund**                               89,168,387           82,866,498
     Victory Intermediate Income Fund**                                      64,355,406
     EB Equity Index Fund**                                                                       71,314,586
     Victory Balance Fund**                                                                       66,877,944

     * Nonparticipant-directed.

     ** Party-in-interest.

Information about net assets and the significant components of changes in net assets related to the nonparticipant-directed investment is as follows:

                                                                                   DECEMBER 31
                                                                            2002                 2001
                                                                    -------------------------------------------
     Net assets:
        KeyCorp Stock Fund                                            $     728,601,237    $     702,830,242
                                                                    ===========================================



                                                                                               YEAR ENDED
                                                                                              DECEMBER 31,
                                                                                                 2002
                                                                                         -----------------------
     Change in net assets:
        Contributions                                                                      $      62,547,791
        Dividends and interest                                                                    33,831,119
        Net realized and unrealized appreciation
          in fair value                                                                           22,637,122
        Distributions to participants                                                            (60,480,486)
        Transfers to participant-directed
          investments                                                                            (32,507,456)
        Administrative and other expenses                                                           (257,095)
                                                                                         -----------------------
                                                                                           $      25,770,995
                                                                                         =======================

                           KeyCorp 401(k) Savings Plan

5. INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated November 1, 2001, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the Code) and, therefore, the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan Sponsor has indicated that it will take the necessary steps, if any, to maintain the Plan's qualified status.

Participants will not be subject to income tax for contributions made on their behalf by KeyCorp nor on any money earned by the Plan and credited to their account until the Participants withdraw all or a portion of their accumulative balance.

6. EMPLOYEE STOCK OWNERSHIP PLAN

The ESOP feature of the Plan was originally structured as a leveraged ESOP. Effective July 14, 2001, the leveraged feature of the ESOP terminated in conjunction with the Plan's final ESOP loan payment.

As part of the leveraged ESOP, several institutional investors entered into loan agreements with KeyCorp (the Outside Loans). KeyCorp, in turn, loaned the proceeds of funds borrowed from the Outside Loans to the ESOP and entered into a loan agreement with the ESOP (the ESOP Loan). The ESOP then used these borrowed funds to purchase shares of KeyCorp's common stock (ESOP Shares). The ESOP repaid its ESOP Loan with those corporate contributions made to the Plan in the form of employer contributions as well as with the dividends paid on the ESOP Shares. The amount of dividends received on ESOP shares used for debt service totaled $0 and $2,287,482 for 2002 and 2001, respectively.

The ESOP Loan was made subject to substantially similar terms as the Outside Loan between KeyCorp and the institutional investors. Under the terms of the ESOP Loan, interest accrued at 8.404%. ESOP Loan repayments were due in annual installments commencing July 14, 1997, through July 14, 2001, and were subject to rate increases described in the ESOP Loan Agreement.

                           KeyCorp 401(k) Savings Plan

6. EMPLOYEE STOCK OWNERSHIP PLAN (CONTINUED)

ESOP Shares were maintained in an unallocated Plan account, and were allocated to Plan Participants in the form of KeyCorp matching contributions. ESOP Share allocations were based on KeyCorp's market price of common shares as of the time of their allocation to Plan Participants. The related carrying value was determined based on the ESOP Shares original purchase price. During the years ended December 31, 2002 and 2001, 0 and 768,895 ESOP shares became allocated to Plan Participants. As of December 31, 2001 and 2002, all ESOP Shares were fully allocated to Plan Participants.

7. TRANSACTIONS WITH PARTIES-IN-INTEREST

The Plan maintains two trustees: State Street serves as the Trustee of the KeyCorp Stock Fund, and KeyBank serves as the Trustee of the various other Plan investment funds. KeyBank is an affiliate of the Plan Sponsor, KeyCorp. During 2002 and 2001, the Plan received $33,342,841 and $33,911,289, respectively, in KeyCorp common stock dividends. The Plan's investment funds received $10,103,482 and $36,769,105 in investment income and capital gains in 2002 and 2001, respectively. Victory Capital Management Inc., (known as Key Asset Management Inc. prior to May 1, 2001), an affiliate of KeyCorp, also serves as an investment advisor to many of the Plan's various investment funds.

During the years ended December 31, 2002 and 2001, 1,546,900 and 2,600,195 shares of Common Stock of KeyCorp were purchased by the Plan for $40,041,354 and $54,615,024, respectively, and 1,713,138 and 3,680,048 shares of common stock of KeyCorp were sold by the Plan for $44,233,363 and $81,978,153, respectively.

                             Supplemental Schedules

                           KeyCorp 401(k) Savings Plan
                        EIN: 34-6542451 Plan Number: 002
                    Schedule H, Line 4(i)--Schedule of Assets
                              (Held at End of Year)
                                December 31, 2002

                                                             NUMBER OF
                                                              SHARES/                                        CURRENT
                 DESCRIPTION OF ASSETS                       PAR VALUE               COST**                   VALUE
-----------------------------------------------------------------------------------------------------------------------------
KEYCORP STOCK FUND
*KeyCorp Common Stock                                        28,114,183      $     456,419,980        $     706,790,561
DTF Short-Term Investment Fund                               16,623,663             16,623,663               16,623,663
*Victory Institutional Money Market Fund                      3,327,954              3,327,954                3,327,954
                                                                            -------------------------------------------------
Total KeyCorp Stock Fund                                                           476,371,597              726,742,178

VALUE FUND
*Victory Value Fund                                          14,059,767                                     135,254,954

BALANCED FUND
*Victory Balanced Fund                                        5,085,226                                      53,242,317

MONEY MARKET FUND
*Victory Institutional Money Market Fund                     89,168,387                                      89,168,387

INTERMEDIATE INCOME FUND
*Victory Intermediate Income Fund                             6,384,465                                      64,355,406

STOCK INDEX FUND
*EB Equity Index Fund                                           859,079                                      53,222,938

SPECIAL VALUE FUND
*Victory Special Value Fund                                   2,905,580                                      33,995,289

CONVERTIBLE SECURITIES FUND
*Victory Convertible Securities Fund                            631,774                                       6,526,223

GROWTH FUND
*Victory Growth Fund                                          1,257,508                                      17,403,913

                           KeyCorp 401(k) Savings Plan
                        EIN: 34-6542451 Plan Number: 002
                    Schedule H, Line 4(i)--Schedule of Assets
                        (Held at End of Year) (continued)

                                                             NUMBER OF
                                                              SHARES/                                        CURRENT
                 DESCRIPTION OF ASSETS                       PAR VALUE               COST**                   VALUE
-----------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL GROWTH FUND
*Victory International Growth Fund                             818,296                                        5,842,635

SMALL COMPANY OPPORTUNITY FUND
*Victory Small Company Opportunity Fund                        675,519                                       14,537,179

DIVERSIFIED FUND
*Victory Diversified Stock Fund                              2,262,155                                       24,974,195

AIM CONSTELLATION FUND
AIM Constellation Fund                                         155,418                                        2,584,596

GROWTH FUND OF AMERICA
American Growth Fund                                           874,982                                       16,160,920

JANUS ADVISER WORLDWIDE FUND
Janus Adviser Worldwide Fund                                  155,474                                         3,359,789

PIMCO LONG-TERM U.S. GOVERNMENT FUND
Pimco Long-Term U.S. Government Fund                        2,180,868                                        24,120,402

LOAN FUND
*Loans to participants
   (Interest rates from 5.25% to 6.00% with various maturities)                                             33,546,568
                                                                                                      ---------------------
Total assets held for investment                                                                      $  1,305,037,889
                                                                                                      =====================

 * Denotes a party-in-interest investment.
** Cost information is only required to be provided for nonparticipant-directed investments.

                           KeyCorp 401(k) Savings Plan
                        EIN: 34-6542451 Plan Number: 002
           Schedule H, Line 4(j)--Schedule of Reportable Transactions
                          Year ended December 31, 2002



                                                      PURCHASE         SELLING           COST             NET
           DESCRIPTION                 UNITS           PRICE            PRICE          OF ASSET          GAIN
--------------------------------------------------------------------------------------------------------------------
CATEGORY (III)--SERIES OF TRANSACTIONS IN EXCESS OF 5 PERCENT OF PLAN ASSETS.

* KEYCORP COMMON STOCK
9 Purchases                       1,546,900        $   40,041,354
100 Sales                         1,713,138                          $  44,233,363  $  27,274,824    $ 16,958,539



Thepurchase price of securities acquired represented the fair value at the dates of the above transactions.

There were no category (i), (ii) or (iv) reportable transactions during 2002.

* Denotes a party-in-interest investment.